UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

MICROMUSE INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23783	94-3288385
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

650 Townsend Street, Suite 475, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 568-9800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2005, Micromuse Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, International Business Machines Corporation, a New York corporation (“IBM”) and Rooster Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of IBM (“Sub”) pursuant to which IBM will acquire all of the outstanding equity interests of the Company.

The following is a brief summary of the transaction. This summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.3 to this Current Report, and any reports, definitive proxy statements or information statements filed prior to or subsequent to this Current Report by the Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed with the Securities Exchange Commission that relate to the transaction.

In accordance with the Merger Agreement, the Company will merge (the “Merger”) with and into Sub, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of IBM. The merger consideration will consist of $10.00 in cash per share of Common Stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the Effective Time (other than shares held by the Company or IBM, which will be canceled and retired, and Appraisal Shares, as defined in the Merger Agreement). The details of the Merger are contained in the Merger Agreement attached and filed herewith as Exhibit 2.3.

The transaction has been approved by the Company’s board of directors and is subject to stockholder approval, regulatory approvals and other customary closing conditions. The Company expects the transaction to close in the first quarter of calendar year 2006.

IBM is one of the Company’s primary reseller partners. The companies offer Micromuse Software and services and IBM products and services as part of a single solution to IBM customers. IBM is also a key supplier of laptops and other hardware to the Company.

In addition, the Merger Agreement contains representations and warranties that the Company and IBM made to each other as of the date of the Merger Agreement or other specific dates, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the Company and IBM and are subject to important qualifications and limitations agreed to by the Company and IBM in connection with negotiating the Merger Agreement. Accordingly, you should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date since they are modified in important part by the underlying disclosure schedules and are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk between the Company and IBM rather than establishing matters as facts.

ITEM 8.01.	OTHER EVENTS.

On December 21, 2005, the Company and IBM announced that they had entered into the Merger Agreement by press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference in its entirety.

A special meeting of the Company’s stockholders will be held on February 13, 2006 to vote on the Merger and certain other matters. The record date for this special meeting has been set as December 15, 2005. This special meeting of the Company’s stockholders will also serve as the Company’s annual meeting.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits furnished pursuant to Item 1.01:

Exhibit No.	Description of Exhibit
2.3	Agreement and Plan of Merger by and among Micromuse Inc., International Business Machines Corporation and Rooster Acquisition Corp. dated as of December 20, 2005 *

99.1	Press Release dated December 21, 2005 issued by Micromuse Inc. and International Business Machines Corporation

*	Exhibits and schedules are omitted but will be furnished to the Commission supplementally upon request.

Other information provided through any internet addresses or links noted in the press release furnished with this Form 8-K shall not be considered furnished or otherwise incorporated in this Form 8-K.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.3	Agreement and Plan of Merger by and among Micromuse Inc., International Business Machines Corporation and Rooster Acquisition Corp. dated as of December 20, 2005 *

99.1	Press Release dated December 21, 2005 issued by Micromuse Inc. and International Business Machines Corporation

*	Exhibits and schedules are omitted but will be furnished to the Commission supplementally upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMUSE INC., a Delaware corporation (Registrant)

Date: December 21, 2005	By:	/s/ Nell O’Donnell
		Name:	Nell O’Donnell
		Title:	Senior Vice President and Secretary